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                         UNITED STATES
              SECURITIES  AND  EXCHANGE  COMMISSION
                     Washington, D.C.  20549


                          F O R M  8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 1994



                  Commission File Number 1-6563


                       SAFECO  CORPORATION
                       -------------------
     (Exact name of registrant as specified in its charter)



             Washington                      91-0742146
             ----------                      ----------
       (State of Incorporation)          (I.R.S. Employer
                                         Identification No.)



            SAFECO Plaza, Seattle, Washington  98185
            ----------------------------------------
            (Address of principal executive offices)


Registrant's Telephone Number, Including Area Code (206) 545-5000


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Item 5.    Other Events
           ------------
SAFECO Corporation's Press Release dated March 1, 1994 - see below


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 SAFECO CORPORATION
                                 ------------------
                                 (Registrant)


                                 BOH A. DICKEY
                                 -------------
                                 Boh A. Dickey
                                 Executive Vice President and
Dated:  March 2, 1994            Chief Financial Officer

                                 ROD A. PIERSON
                                 -------------
                                 Rod A. Pierson
                                 Senior Vice President, Secretary,
                                 Controller and Chief Accounting
Dated:  March 2, 1994            Officer


                    SAFECO EXPECTS EARTHQUAKE LOSSES OF
                APPROXIMATELY $60 MILLION AFTER REINSURANCE

     SEATTLE--(March 1, 1994)--SAFECO Corporation (OTC: SAFC) announced today that it expects its losses from the January 17 earthquake in Southern California to be approximately $60 million after reinsurance, according to Boh A. Dickey, Executive Vice President and Chief Financial Officer.
     On February 3, the company stated, based on preliminary information, that it expected its losses to exceed $50 million, the threshold at which reinsurance would be triggered. "At that time, we lacked sufficient information to estimate a range of the gross amount of the losses," Dickey said.
     The company expects about 8,000 claims from the catastrophe. Based on current information, SAFECO estimates its gross losses will range from $150 to $175 million before reinsurance. Under its catastrophe reinsurance program, SAFECO is reimbursed for 90 percent of losses between $50 and $200 million.
     SAFECO has more than 400 staff in the Los Angeles area dedicated to handling claims for customers affected by the earthquake.